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                                  EXHIBIT 10.6
                        AMENDMENT TO EMPLOYMENT AGREEMENT

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                        AMENDMENT TO EMPLOYMENT AGREEMENT

      THIS Amendment to the June 1, 1999 EMPLOYMENT AGREEMENT; made as of this 14 day of October, 1999, by and between:

      THOROUGHBRED INTERESTS, INC. a Nevada corporation having its executive office at 8702 Twin Ridge Court, Louisville, KY 40242 (hereinafter referred to as "EMPLOYER" or "COMPANY")

                                       AND

      JAMES D. TILTON, an adult individual residing at 8702 Twin Ridge Court, Louisville, KY 40242 (hereinafter "EMPLOYEE").

      WITNESSETH THAT:

      WHEREAS, In order to more carefully delineate the compensation to be received by EMPLOYEE under the June 1, 1999 EMPLOYMENT AGREEMENT between EMPLOYER and EMPLOYEE;

      NOW, THEREFORE, in consideration of the mutual promises, covenants and forbearance contained within the EMPLOYMENT AGREEMENT and within this AMENDMENT TO EMPLOYMENT AGREEMENT, and intending to be legally bound, the parties have agreed that Sections 3, 5, 6(a) and 7(a) of the EMPLOYMENT AGREEMENT shall be stricken, and shall be replaced with the following, and a new Section 13(c) shall be added:

3.    COMPENSATION-BASE.

      (a) Subject to the terms and conditions of this Paragraph 3, for all services rendered under this Agreement, EMPLOYEE shall be paid, base compensation, much annual salary as shall be determined by the EMPLOYER's Board of Directors from time to time, but in no instance shall it be less than ten thousand dollars ($10,000) per month. As used in this Paragraph 3, the term "EMPLOYER" shall mean and include EMPLOYER and all subsidiaries, and the restrictions of subparagraphs (b) and (c) shall be applicable to subparagraph (d). Subject to the terms and conditions of this Paragraph 3, EMPLOYEE shall be paid semi-monthly.

      (b) Pending receipt by EMPLOYER of operating revenues, EMPLOYEE's salary shall be suspended and there shall be no

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accrual of the unpaid salary. No salary, remuneration, or other compensation shall be payable to EMPLOYEE from the capital of EMPLOYER; salary shall be paid solely from operating revenues.

(c) At such time as the EMPLOYER shall have operating revenues, EMPLOYER shall commence the payment of salary to EMPLOYEE. However, EMPLOYEE shall not be entitled to any payment of salary in excess of fifty percent (50%) of the EMPLOYER'S operating revenues, calculated on a cash basis. Any difference between the amount paid as provided in this subparagraph (c) and the amount of salary due and payable under subsection (a) shall be suspended and there shall be no accrual of such salary differential.

(d) At no time shall EMPLOYEE be entitled to any compensation or remuneration for services rendered in connection with the sale of EMPLOYER'S securities. This provision shall not, however, prohibit the reimbursement of reasonable out-of-pocket expenses incurred by EMPLOYEE in rendering such services.

(e) For compensation purposes, and provided that such assignment does not require residential relocation, EMPLOYER may assign EMPLOYEE to one or more of its subsidiaries and/or affiliates (if any), to perform services consistent with EMPLOYEE's duties hereunder. In such event, EMPLOYEE may be separately compensated by each such entity. All such compensation shall be deducted from the compensation payable under subparagraphs (a) and (b) above as may then be applicable and EMPLOYER shall pay EMPLOYEE only the difference between (I) the total of all such compensations from such subsidiaries and affiliates and (ii) the base compensation actually being paid as then in effect.

(f) At the end of each calendar year, if not sooner, the EMPLOYER's Board of Directors shall review the performance of EMPLOYEE for such immediately preceding period, and, based upon such evaluation, establish any increase in the base compensation payable to EMPLOYEE for a succeeding period. EMPLOYER shall not be obligated to provide any increase.


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      Under no circumstances shall EMPLOYEE be paid any bonus from the capital of the EMPLOYER; any bonus shall be payable solely from operating revenues and in no event shall the salary and bonus payable to EMPLOYEE exceed fifty percent (50%) of the operating revenues.

5. COMPENSATION-BONUS. After the end of each quarter, the EMPLOYER's Board of Directors shall determine the revenues before taxes of EMPLOYER for such prior year and shall determine any bonus for such year payable to EMPLOYEE. EMPLOYER shall not be obligated to provide any bonus. Any bonus awarded shall be paid at such time or times, in such amounts or installments, as the EMPLOYER's Board of Directors may determine. Under no circumstances shall EMPLOYEE be paid any bonus from the capital of the EMPLOYER; any bonus shall be payable solely from operating revenues and in no event shall the salary and bonus payable to EMPLOYEE exceed fifty percent (50%) of the operating revenues.

6. DUTIES. (a) EMPLOYEE is engaged as the Chief Executive Officer of EMPLOYER. EMPLOYEE shall perform all usual and customary services as such an executive, including but not limited to: consultation and coordination of the activities of consultants; handling all financial matters of the company other than those specifically assigned to either in-house or outside bookkeepers, accountants, auditors and others; setting of corporate policy; working with the Board of Directors; setting and conducting meetings with the Board of Directors and with the officers of the company; review of the performance of the officers and directors of the company; and performance of the marketing and sales efforts for the company until there has been an appointment of another for that duty, at which time EMPLOYEE will be in charge of overseeing the marketing and sales efforts of the company. EMPLOYEE'S performance shall be subject to the supervision of EMPLOYER'S Board of Directors. The precise job description and the specific services to be rendered by EMPLOYEE may be defined, interpreted, curtailed, or extended, from time to time, by determination of the EMPLOYER' Board of Directors, provided, however, that any definition, interpretation, curtailment, or extension is consistent with the status of, and/or educational


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      experience required for, the responsibilities for which EMPLOYEE has been initially engaged hereunder. It is the intent of this provision to provide EMPLOYER with flexibility in assigning responsibilities to EMPLOYEE and/or promoting EMPLOYEE, and this provision shall not be used to discipline, embarrass, humiliate or harass EMPLOYEE.

7. EXTENT AND PLACE OF SERVICES. (a) EMPLOYEE agrees and understands that he owes a duty of loyalty to EMPLOYER, and that he will responsibly perform his duties for EMPLOYER. Accordingly, EMPLOYEE shall devote such adequate, reasonable, and proper time, attention, and energies to the business of EMPLOYER as shall be necessary or consistent with such understanding and EMPLOYEE shall not, during the term of this Agreement, be engaged in any other business activity (whether or not such business activity is pursued for gain, profit, or other pecuniary advantage), which conflicts with EMPLOYEE's employment responsibilities hereunder, without prior, written authorization of EMPLOYER's Board of Directors. EMPLOYEE will devote a minimum of 20 hours per week towards his duties for EMPLOYER, however; may be required to devote significantly more time during part or all of his employment for EMPLOYER. EMPLOYER has knowledge of and consents to EMPLOYEE also being employed for Internet Opportunities, Inc. during the course of his employment for EMPLOYER. However, nothing contained herein shall be construed as preventing EMPLOYEE from investing his assets in such form or manner as EMPLOYEE may select, whether or not such investment will require any services on EMPLOYEE'S part in the operation of the affairs of the companies in which such investments are made.

13.   DISABILITY. (c) The disability compensation payable


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      hereunder shall be subject to the limitations contained in Paragraph 3.

      IN WITNESS WHEREOF, the parties hereto, intending to be legally bound, have hereunto set their hands and seals as of the day and year hereunto above written.

                                        THOROUGHBRED INTERESTS, INC.

ATTEST:
                                        By: /s/ Jim D. Tilton
                                            ------------------------
/s/ Jim D. Tilton                           President
---------------------
Secretary
                                        EMPLOYEE:


                                        /s/ Jim D. Tilton
                                        ----------------------------
                                        JAMES D. TILTON


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